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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549

                                    -------

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  October 16, 1997

                            Atria Communities, Inc.
            (Exact Name of Registrant as Specified in Its Charter)


          Delaware                      0-211589                 61-1303738
(State or Other Jurisdiction           (Commission              (IRS Employer
     of Incorporation)                 File Number)          Identification No.)


     515 West Market Street
     Louisville, Kentucky                               40202
     (Address of Principal Executive Offices)         (Zip Code)


Registrant's telephone number, including area code:  (502) 596-7540

                                Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 1-4. NOT APPLICABLE.

ITEM 5.   OTHER EVENTS.

     On October 16, 1997, Atria Communities, Inc. (the "Company") completed the private placement (the "Notes Offering") of $125.0 million aggregate principal amount of 5.0% Convertible Subordinated Notes due 2002 (the "Notes") in a Rule 144A offering under the Securities Act of 1933, as amended (the "Securities Act"). The Notes, which are not redeemable until October 15, 2000, are convertible on or after the 90th day following the latest date of initial issuance of the Notes into shares of common stock, par value $0.10 per share, of the Company (the "Common Stock") at a conversion price of $20.864 per share. The Company also granted BT Alex. Brown Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Morgan Stanley & Co. Incorporated, Smith Barney Inc. and J.C. Bradford & Co. (collectively, the "Initial Purchasers") a 30-day option to purchase up to $18,750,000 additional principal amount of the Notes solely to cover over-allotments, if any.

     After deducting discounts and expenses of the Notes Offering, the net proceeds to the Company approximated $121.1 million. The Company intends to use the net proceeds from the Notes Offering to finance the development and acquisition of additional assisted living communities and for working capital and general corporate purposes.

     The Notes and the Common Stock issuable upon their conversion have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Accordingly, the Notes were issued only (i) to "Qualified Institutional Buyers" (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A, (ii) to a limited number of institutional "Accredited Investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
Act) and (iii) pursuant to offers and sales that occurred outside the United States within the meaning of Regulation S under the Securities Act.

     Pursuant to a Registration Rights Agreement between the Company and the Initial Purchasers, the Company has agreed to file with the Securities and Exchange Commission within 90 days of the latest date of original issuance of the Notes, to use its best efforts to cause to be declared effective within 120 days following such filing and to use all reasonable efforts to keep effective for two years, a registration statement with respect to the resale of the Notes and the underlying Common Stock. The Company will be required to pay liquidated damages to the holders of the Notes or the underlying Common Stock under certain circumstances if the Company is not in compliance with its registration obligations.

ITEM 6.   NOT APPLICABLE.
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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial statements of businesses acquired.

     Not applicable.

(b)  Pro forma financial information.

     Not applicable.

(c)  Exhibits.

4.1 Form of 5.0% Convertible Subordinated Notes Due 2002 (included in Exhibit 4.2).

4.2 Indenture dated as of October 16, 1997, between Atria Communities, Inc. and PNC Bank, Kentucky, Inc., as Trustee.

99.1 Registration Rights Agreement dated as of October 16, 1997, by and among Atria Communities, Inc., BT Alex. Brown Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Morgan Stanley & Co. Incorporated, Smith Barney Inc. and J.C. Bradford & Co.

ITEM 8.   NOT APPLICABLE.

ITEM 9.   SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

     Pursuant to the Notes Offering, the Company sold $1,500,000 in principal amount of the Notes without registration in reliance upon the exemption afforded by Regulation S under the Securities Act. See Item 5 for additional information with respect to the Notes Offering.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ATRIA COMMUNITIES, INC.


Dated: October 27, 1997                By: /s/ Audra J. Eckerle
                                       -----------------------------
                                       Audra J. Eckerle
                                       General Counsel and
                                       Assistant Secretary